UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

Fogo de Chao, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14881 Quorum Drive, Suite 750 Dallas, TX		75254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 960-9533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2016, the Board of Directors of Fogo de Chao, Inc. (“Fogo”) appointed Douglas R. Pendergast, a member of Fogo’s Board, to Fogo’s Audit Committee. Concurrently, Douglas A. Haber, a Fogo Board member, resigned from the Audit Committee but will continue to remain on the Board.

Mr. Pendergast’s appointment was made in order to satisfy NASDAQ’s corporate governance rules that Fogo’s Audit Committee be comprised of three independent directors after the first anniversary of the effective date of Fogo’s registration statement relating to its initial public offering. The Board has determined that Mr. Pendergast qualifies as an independent director under NASDAQ rules. Following Mr. Pendergast’s appointment, Fogo has a fully independent Audit Committee under Rule 10A-3(b)(1) of the Securities Exchange Act and NASDAQ’s corporate governance rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fogo de Chao, Inc.

Date: June 20, 2016	By:	/s/ Michael Prentiss
Michael Prentiss
Secretary